UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2017

TIME INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street
New York, NY 10281
(Address of Principal Executive Offices) (Zip Code)

212-522-1212
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.     Regulation FD Disclosure.

On September 22, 2017, Time Inc. (the “Company”) will announce that it is seeking an amendment (the “Amendment”) to its credit agreement in order (i) to extend the maturity of its revolving credit facility (the “Revolving Facility”) from April 2019 to October 2022 and the maturity of its outstanding term “B” loan (the “Term Loan”) from April 2021 to October 2024 (in each case subject to an earlier springing maturity date on the date that is the 91st day prior to the scheduled maturity date of the Company’s existing 5.75% senior notes due 2022 (the “Existing Notes”), if on such date more than $100.0 million aggregate principal amount of the Existing Notes remain outstanding), (ii) to reduce the revolving credit commitments under the Revolving Facility from $500.0 million to $300.0 million and (iii) to amend certain other provisions thereof.

In connection with the Amendment, the Company will announce that it intends to commence an offering of up to $300.0 million in aggregate principal amount of senior unsecured notes due 2025 (the “Notes”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions.  To the extent the Company elects to proceed with the Offering, it currently intends to use the net proceeds of the Offering, together with existing cash on hand, (i) to repay $200.0 million of the Term Loan, (ii) to reduce by an aggregate amount of approximately $100.0 million, on or prior to December 31, 2017 and in one or more transactions, the outstanding principal amount of, at its option, either the Term Loan or the Existing Notes, or a combination of both, and (iii) to pay fees and expenses of the Offering and the other transactions described above.

This Current Report on Form 8-K is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security.  The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Notes sold to investors within the United States will be sold to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on such Rule 144A.

In connection with the foregoing, the Company intends to provide the following updates and information to prospective debt investors:

Today, the Company is re-affirming its 2017 Adjusted OIBDA outlook of at least $400 million with a plan to be flat year-over-year. During the third quarter of 2017, the Company has experienced softness in both print & other advertising revenues and digital advertising revenues relative to the expectations communicated on its second quarter earnings call. However, the Company continued to see strong digital advertising performance in the key growth areas of native and branded content and video.  In addition, the Company expects its cost savings and efficiency initiatives will offset the advertising softness in the third quarter.  The Company’s Adjusted OIBDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” below and the reconciliation of Adjusted OIBDA to Operating Income (loss), the most directly comparable GAAP measure.

The expected results for the third quarter of 2017 described above may differ from actual results due to the completion of financial closing procedures, application of final adjustments, review by the Company’s independent auditor and other developments.  These estimates are based on assumptions and information that the Company believes to be reasonable, but there can be no assurance that the expected results will prove accurate in whole or in part.

USE OF NON-GAAP FINANCIAL MEASURES

The Company utilizes Operating income (loss) excluding Depreciation and Amortization of intangible assets (“OIBDA”) and Adjusted OIBDA, among other measures, to evaluate the performance of its business. The Company believes that the presentation of these measures helps investors to analyze underlying trends in its business and to evaluate the performance of its business both on an absolute basis and relative to its peers and the broader market. The Company believes that these measures provide useful information to both management and investors by excluding certain items that may not be indicative of its core operating results and operational strength of its business and help investors evaluate the Company’s liquidity and the Company’s ability to service its debt.

Some limitations of OIBDA and Adjusted OIBDA are that they do not reflect certain charges that affect the operating results of the Company’s business and they involve judgment as to whether items affect fundamental operating performance.

A general limitation of these measures is that they are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. OIBDA and Adjusted OIBDA should be considered in addition to, not as a substitute for, the Company's Operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

TIME INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA
(Unaudited; in millions)

Full Year 2017 Outlook Range(1)

Adjusted OIBDA(2)	$400 to $414
Asset impairments; Goodwill impairment; Restructuring and severance costs; (Gains) losses on operating assets, net; Pension settlements/curtailments; Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs
Unable to estimate beyond the $108 recognized from January 1, 2017 through June 30, 2017
OIBDA(3)	Unable to estimate
Amortization of intangible assets	~ $75
Depreciation	~ $60
Operating Income (loss)	Unable to estimate

(1) These figures do not include the impact of any potential divestitures.

(2) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions, and integration and transformation costs.

(3) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets.

*            *            *

In August 2017, the Company announced the launch of its Strategic Transformation Program through which it intends to accelerate the optimization of cost savings and revenue opportunities.  The Company has identified new revenue opportunities and it has also targeted more than $400.0 million of run-rate cost savings.  The majority of the initiatives under the Strategic Transformation Program are expected to be implemented within the first 18 months.

Among the cost savings and revenue opportunities emerging from the Company’s Strategic Transformation Program are:

Cost Reengineering Opportunities
Production, Technology and Business Support Functions
•  Establish more efficient service models, leverage lower cost delivery locations and simplify and modernize systems and reporting
•  Optimize external spending through demand management, rationalized applications and services, consolidated suppliers and price negotiation

Circulation, Editorial and Advertising Related
•  Optimize circulation and editorial costs through consolidation and centralization of service models and other resources
•  Expand and create additional centers of excellence for content sharing across verticals
•  Standardize advertising spans and layers and delivery location for marketing and support services

Working Capital	• Improve cash conversion cycle

Revenue Opportunities and the Reimagination of the Company’s Print Products
Advertising	• Continued optimization of the advertising sales force and expansion of innovative retention strategies • Further enhancement of targeting, attribution and audience analytics
Circulation	• Increased customer segmentation and use of data to optimize subscription channels, messaging and conversion rates • Optimize newsstand pricing and location strategies
Other	• Continue to expand bookazine offerings and introduce additional revenue opportunities • Optimize print product rate base, frequency and price

The Company plans to use a portion of the savings from the Strategic Transformation Program to invest in its future key growth areas, including native and branded content, video, data and targeting, paid products and services and brand extensions.

Existing and prospective investors are cautioned not to place undue reliance on the Strategic Transformation Program.   The estimation of prospective cost savings and revenue opportunities is subjective in many respects and reflects numerous judgments, estimates and assumptions that are inherently uncertain, many of which are difficult to predict or cannot be predicted, are subject to significant economic and competitive uncertainties and are beyond the Company’s control, including estimates and assumptions regarding industry performance, general business, economic, regulatory, market and financial conditions, operational costs and other future events. Various factors may cause actual results to differ from these anticipated results, including the factors described in filings by the Company with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  There can be no assurance that the anticipated cost savings and revenue opportunities, and underlying estimates and assumptions made in identifying these cost savings and revenue opportunities, will be realized on the anticipated timing or at all, or that actual results will not be significantly different than currently anticipated. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.  The Company cannot provide any assurance that it will successfully complete its planned initiatives or recognize all or any portion of the anticipated cost savings or additional revenues.

*            *            *

In July 2017, the Company received a subpoena from the Enforcement Division of the staff of the SEC requiring it to provide documents relating to certain goodwill and asset impairments and to certain restructuring and severance costs.  The Company is cooperating with the SEC in the investigation.  Management cannot at this time predict the eventual scope or outcome of this matter.

*            *            *

The Company is continually evaluating opportunities to improve its capital structure and optimize its asset portfolio, which may include investment, acquisition and divestiture activity, including transactions that may be material to the Company.

The Company has identified, and is pursuing, divestiture opportunities with respect to several assets.  The assets identified for potential divestiture at this time are: Time Inc. UK, the UK’s leading multi-platform publisher with 60+ brands; Time Customer Service, the Company’s Tampa, Florida-based subscription management and fulfillment services center, which may also include entering into outsourcing arrangements following any sale; a majority stake in Essence; and the Sunset, Coastal Living and Golf brands.  The Company estimates that these assets represent, in the aggregate, approximately $488 million, or 17%, of its total revenues for the twelve-month period ended June 30, 2017.

The Company has not entered into any definitive agreements for the assets referred to above at this time.  The various sale processes for these assets are at different stages.  The Company may announce a transaction as early as the fourth quarter of 2017, but the actual timing of any transaction is difficult to predict and the Company cannot provide any assurance that it will complete any of these divestitures on acceptable terms or at all.  The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

*            *            *

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors may be found in filings by the Company with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC. (Registrant)

By:	/s/ Susana D’Emic
	Name:	Susana D’Emic
	Title:	Executive Vice President and Chief Financial Officer

Date: September 22, 2017